Exhibit 10.2

AMENDMENT TO

MAJESCO

2015 EQUITY INCENTIVE PLAN

(Effective as of August 13, 2018)

MAJESCO, a California corporation (the “Company”) does hereby certify that:

First: The Majesco 2015 Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors of the Company on April 16, 2015 and by the shareholders of the Company on June 19, 2015.

Second: Section 2.1 of the Plan is hereby amended and restated as follows:

2.1       Number of Shares Available. Subject to Sections 2.5 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 5,877,263 Shares, which amount includes all Shares issuable pursuant to the stock options and restricted stock awards issued by Cover-All Technologies Inc. under the Cover-All Technologies Inc. Amended and Restated 2005 Stock Incentive Plan (the “Prior Plan”) that were assumed pursuant to the Merger Agreement dated December 14, 2014, as amended, between the Company and Cover-All Technologies Inc.

Third: Section 2.4 of the Plan is hereby amended and restated as follows:

2.4.       Limitations. No more than 5,877,263 Shares shall be issued pursuant to the exercise of ISOs.

Fourth: The foregoing amendment was duly authorized by the Board of Directors of the Company and the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

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